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                                                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2001, except for Note 7, as to which the date is May 31, 2001, with respect to the financial statements of Federal-Mogul Aviation, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-91574) and related Prospectus of TransDigm Inc. for the registration of $75,000,000 of TransDigm Inc.'s 10 3/8% Senior Subordinated Notes due 2008.


                                       /s/ Ernst & Young LLP


Detroit, Michigan
July 19, 2002